Exhibit No. 5.1


                       Boulanger, Hicks & Churchill, P.C.
                              135 East 57th Street
                                  10th Floor
                           New York, New York 10022
                                (212) 838-5600





                              December 22, 1995

Citizens Utilities Company
Citizens Utilities Trust
Citizens Utilities Capital L.P.
c/o Citizens Utilities Company
High Ridge Park
Stamford, Connecticut 06905

  Re: Citizens Utilities Company
      Citizens Utilities Capital L.P.
      Citizens Utilities Trust
      Registration Statement on Form S-3
      (Registration Nos. 33-63615-00,
      33-63615-01 and 33-63615-02)
      ------------------------------------

Gentlemen:


  We are acting as special counsel to Citizens Utilities Company, a Delaware corporation (the "Company" or "Citizens"), in connection with the preparation of the above Registration Statement filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "Act"), of up to $201,250,000 Convertible Preferred Securities ("Convertible Preferred Securities") of Citizens Utilities Trust (the "Trust"), Partnership Preferred Securities ("Partnership Preferred Securities") of Citizens Utilities Capital L.P., ("Citizens Capital"), Convertible Subordinated Debentures ("Convertible Debentures") of Citizens, Common Stock of Citizens ("Common Stock") to be issued upon conversion of the Convertible Debentures ("Conversion Common Stock"), Common Stock of Citizens to be issued in payment of dividend or distribution requirements ("Distribution Common Stock"), the Guarantee by Citizens with respect to Convertible Preferred Securities ("Trust Guarantee"), and the Guarantee by Citizens with respect to Partnership Preferred Securities ("Partnership Guarantee") to be issued and sold from time to time under the Act. The Conversion Common Stock, Distribution Common Stock, Trust Guarantee, Partnership Guarantee and Convertible Debentures are herein referred to as the "Citizens Securities". The Convertible Preferred Securities, Partnership Preferred Securities, Limited Partnership Agreement of Citizens Capital, Declaration of Trust of the Trust, Convertible Debentures, Trust Guarantee and Partnership Guarantee, taken as a whole, constitute a full and unconditional guarantee of amounts due under the Convertible Preferred Securities, and the opinions of our firm and of Skadden, Arps, Slate, Meagher & Flom as to the components of such full and unconditional guarantee constitute an opinion as to such guarantee. With respect to matters relating to the Convertible Preferred Securities, Partnership Preferred Securities, Declaration of Trust of the Trust and Limited Partnership Agreement of the Partnership we are relying on the opinion of even date of Skadden, Arps, Slate, Meagher & Flom being filed as
Exhibit 5.2 to the Registration Statement which covers the Trust, the Trust Securities, the Partnership and the Partnership Preferred Securities.

  In this connection, we have examined the registration statement on Form S-3 (the "Registration Statement") filed on October 23, 1995 and Amendment No.
1 thereto filed on November 30, 1995 under the Act, including the prospectus which is a part thereof, the exhibits filed therewith and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination and subject to the foregoing and other qualifications and limitations expressed herein. In our examination, we have assumed the legal capacity of all natural persons, the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In addition, we have assumed that the Underwriting

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Agreement, Indenture and Guaranties as executed will be in the form reviewed by us as of the date hereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust, the Partnership and others.
We hereby advise you that:

    (1) We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of Delaware. We are further of the opinion that, if and when an offering of Company Securities shall be made from time to time in accordance with the Registration Statement, as amended and supplemented from time to time, and when the steps enumerated in Paragraph (2) hereof shall have been taken and the conditions satisfied as of the date of issuance, the Company Securities (other than the Distribution Common Stock as to which we are opining separately) will, when sold, be, (a) if such securities are shares, legally issued, fully paid and non-assessable shares of Common Stock, and, (b) if such securities are debt securities, validly issued and binding obligations of the Company.

    (2) The steps which are referred to in the foregoing Paragraph (1) hereof are:

         (a) It shall be determined that the Arizona Corporation Commission shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance of the Company Securities or the Arizona Corporation Commission shall have issued an appropriate order approving and authorizing the issuance of the Company Securities and such order shall be in full force and effect; and the order of the Arizona Corporation Commission waiving jurisdiction over the affiliated transactions aspects of the

                                     3

         issuance of the Company Securities and related matters shall be in full force and effect; (which order has been issued as of the date hereof);

         (b) The exemption of the Company Securities from the jurisdiction of the Colorado Public Utilities Commission shall be available to the Company at the time of the issuance and sale of any Company Securities or, in the absence of the availability of such exemption, an appropriate order of the Colorado Public Utilities Commission with respect to the issuance and sale of Company Securities shall have been issued and shall be in full force and effect;

         (c) It shall be determined that the Hawaii Public Utilities Commission shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance of the Company Securities or the Hawaii Corporation Commission shall have issued an appro priate order approving and authorizing the issuance of the Company Securities and such order shall be in full force and effect;

         (d) The exemption of the Company Securities from the jurisdiction of the Louisiana Public Service Commission and any other governmental regulatory authority in the State of Louisiana having jurisdiction over the issuance or sale of securities shall be available to the Company at the time of the issuance and sale of any Offered Securities, or, in the absence of the availability of such exemption, an appropriate order of the Louisiana Public Service Commission and any other governmental regulatory authority in the State of Louisiana with respect to the issuance and sale of Offered Securities shall have been issued and shall be in full force and effect at the time of such issuance and sale of the Company Securities;

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         (e) An appropriate order of the Tennessee Public Service Commission with respect to the issuance and sale of the Company Securities by the Company shall have been issued (which order has been issued as of the date hereof) and shall be in full force and effect at the time of such issuance and sale of the Company Securities, or it shall be determined that the Tennessee Public Service Commission shall be without jurisdiction;

         (f) An appropriate order of the Vermont Public Service Board with respect to the issuance and sale of the Company Securities by the Company shall have been issued (which order has been issued as of the date hereof) and shall be in full force and effect at the time of such issuance and sale of the Company Securities, or it shall be determined that the Vermont Public Service Board shall be without jurisdiction;

         (g) An appropriate order of the West Virginia Public Service Commission with respect to the issuance and sale of the Company Securities by the Company shall have been issued (which order has been issued as of the date hereof) and shall be in full force and effect at the time of such issuance and sale of the Company Securities, or it shall be determined that the West Virginia

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         Public Service Commission shall be without jurisdiction;

         (h) An appropriate order of the Federal Energy Regulatory Commission with respect to the issuance and sale of the Company Securities shall have been issued (which order has been obtained as of the date hereof) and shall be in full force and effect;

         (i) An appropriate order of, or exemption from the jurisdiction of, any other regulatory body which in the future may assert jurisdiction over the Company securities shall be in existence;

         (j) The applicable provisions of the Act shall have been complied with;

         (k) The Company and reserved for issuance Securities shall have been duly authorized by the Board of Directors, and duly executed and delivered by the Company, and with respect to Common Stock, all steps necessary to reserve adequate authorized shares for issuance shall have been taken;

         (l) The Indenture relating to the Convertible Debentures shall have been duly authorized by the Board of Directors, executed and delivered; and a supplemental indenture thereto shall have been duly authorized by the Board of Directors and duly executed and delivered in accordance with the terms of said Indenture;

         (m) The Indenture (as supplemented), the

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         Trust Guarantee, Partnership Guarantee and the Convertible Preferred
         Securities shall have been qualified under the Trust Indenture Act of 1939;

         (n) The Convertible Debentures shall have been duly authenticated in accordance with terms of said Indenture, as supplemented; and

         (o) The Company Securities shall have been duly issued and paid for.


  With respect to the Distribution Common Stock, we are of the opinion that,
(a) subject to the satisfaction of each of the foregoing conditions with respect to the Distribution Common Stock at the time of each issuance of Distribution Common Stock and (b) the corporate authorization of additional shares of Common Stock under the Company's Certificate of Incorporation, as required, and (c) with respect to Distribution Common Stock to be issued more than two years after the date hereof compliance with the registration requirements of the Act and appropriate orders of the regulatory bodies referred to above (which have not been sought or obtained as of the date hereof), such Company securities will be legally issued, fully paid and nonassessable Common Stock of the Company.

  In rendering the foregoing opinion we express no opinion as to laws other than the laws of the State of New York, the corporation laws of the State of Delaware and the Federal laws of the United States, and to a limited extent the laws of the States mentioned below. To the extent that the foregoing opinions relate to the laws of the State of Delaware as applied to the Trust, the Convertible Preferred Securities, the Partnership and the Partnership Preferred Securities we have relied on the opinion of even date of Skadden, Arps, Slate, Meagher & Flom. To the extent that the foregoing relates to the laws of the States of Arizona, Colorado, Hawaii, Louisiana, Tennessee, Vermont and West Virginia with respect to regulatory

                                  7

matters, we are relying upon advice of Brown & Bain, P.A., Phoenix, Arizona; LeBouef, Lamb, Greene & MacRae, Denver, Colorado; Cades Schutte Fleming & Wright, Honolulu, Hawaii; Marshall Ordemann, Corporate Counsel-Gas to the Louisiana Gas Division of the Company, Harvey, Louisiana; Stokes & Bartholomew, Nashville, Tennessee; Miller, Eggleston, & Rosenberg, Ltd., Burlington, Vermont; and Jackson & Kelly, Charleston, West Virginia.
We are not experts on the laws of such States; however, we have consulted with the attorneys mentioned above to the extent we deem necessary in the circumstances.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under "Legal Opinions" in the prospectus constituting part of the Registration Statement.

  This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the preceding paragraph sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                         Very truly yours,

                                         BOULANGER, HICKS & CHURCHILL P.C.



                                         By /s/Jonathan H. Churchill
                                           -------------------------